UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

KCAP Financial, Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-5951150
(Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

295 Madison Avenue, 6th Floor, New York, New York	10017
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

6.125% Notes due 2022	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-218596

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby consist of the 6.125% Notes due 2022 (the “Notes”) of KCAP Financial, Inc., a Delaware corporation (the “Registrant”). The Notes are expected to be listed on the NASDAQ Global Select Market and to trade thereon within 30 days of the original issue date under the trading symbol “KCAPL.”

For a description of the Notes, reference is made to (i) the information set forth under the heading “Description of Our Debt Securities” in the Registrant’s prospectus included in Pre-Effective Amendment No. 1 to its Registration Statement on Form N-2 (Registration No. 333-218596) as filed with the Securities and Exchange Commission (the “SEC”) on July 20, 2017 under the Securities Act of 1933, as amended (the “Securities Act”) (as amended from time to time, the “Registration Statement”), and (ii) the information under the heading “Description of the Notes” in the Registrant’s prospectus supplement dated August 8, 2017, as filed with the SEC on August 9, 2017 pursuant to Rule 497 under the Securities Act. The foregoing descriptions are incorporated herein by reference.

Item 2. Exhibits.

Pursuant to the Instructions as to exhibits for registration statements on Form 8-A, the documents listed below are filed as exhibits to this Registration Statement:

Number	Exhibit

4.1	Form of Base Indenture between the Registrant and U.S. Bank National Association (Incorporated by reference to Exhibit (d)(3) to the Registrant’s Registration Statement on Form N-2 (File No. 333-183032), filed on October 3, 2012).

4.2

Form of Second Supplemental Indenture between the Registrant and U.S. Bank National Association (Incorporated by reference to Exhibit (d)(6) to the Registrant’s Post-Effective Amendment No. 1 to the Registration Statement on Form N-2 (File No. 333-218596), filed on August 14, 2017).

4.3	Form of Global Note with respect to the 6.125% Notes due 2022 (Incorporated by reference to Exhibit (d)(6) to the Registrant’s Post-Effective Amendment No. 1 to the Registration Statement on Form N-2 (File No. 333-218596), filed on August 14, 2017, and Exhibit A therein).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: August 14, 2017	KCAP Financial, Inc.

	By:	/s/ Edward U. Gilpin_
Edward U. Gilpin
Chief Financial Officer

EXHIBIT INDEX

Number	Exhibit

4.1	Form of Base Indenture between the Registrant and U.S. Bank National Association (Incorporated by reference to Exhibit (d)(3) to the Registrant’s Registration Statement on Form N-2 (File No. 333-183032), filed on October 3, 2012).

4.2

Form of Second Supplemental Indenture between the Registrant and U.S. Bank National Association (Incorporated by reference to Exhibit (d)(6) to the Registrant’s Post-Effective Amendment No. 1 to the Registration Statement on Form N-2 (File No. 333-218596), filed on August 14, 2017).

4.3	Form of Global Note with respect to the 6.125% Notes due 2022 (Incorporated by reference to Exhibit (d)(6) to the Registrant’s Post-Effective Amendment No. 1 to the Registration Statement on Form N-2 (File No. 333-218596), filed on August 14, 2017, and Exhibit A therein).